SHORT-TERM

DEMAND PROMISSORY NOTE

Principal:	USD$300,000	Date of Issue: March 22, 2019

FOR VALUE RECEIVED, the undersigned, VERB Technology Company, Inc. (the “Borrower”) of 344 Hauser Blvd., Suite 414, Los Angeles, California, USA 90036, hereby promises to pay the principal amount of USD$300,000 (the “Principal”) to the order of David Martin (the “Lender”) of 8992 King George Blvd., Surrey, B.C., Canada, V3V 5V8.

1.	Demand. Notwithstanding anything set out in this Demand Promissory Note, the Principal then outstanding, plus any accrued and unpaid interest thereon shall be due on demand at any time after April 10, 2019 (the “Maturity Date”).

2.	Original Issue Discount (OID) and Interest. This Note bears an OID of $10,000, which is included in the original Principal amount. In addition to the OID, interest shall be payable on the Principal amount outstanding hereunder at a rate equal to five percent (5%) per annum which will accrue beginning on the Maturity Date and continue to accrue thereafter on any unpaid balance through the date of payment in full.

3.	Prepayment. At any time, and from time to time, any portion of the Principal then outstanding, and any accrued and unpaid interest thereon, may be prepaid in whole or in part by the Borrower to the Lender, without penalty or bonus.

4.	Choice of Law; Jurisdiction. Nevada law will apply to the interpretation and enforcement of this Demand Promissory Note. Any dispute in respect of this Note shall be adjudicated by a Court of competent jurisdiction located in Clark County, State of Nevada.

5.	Waiver. The Borrower hereby waives presentment and notice of dishonor, protest and notice of protest. No delay by the Lender in exercising any power or right hereunder will operate as a waiver of power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatever or modification of the terms thereof will be valid unless in writing signed by the Lender and then only to the extent therein set forth.

IN WITNESS WHEREOF the Borrower has executed this Short-Term Demand Promissory Note this 22th day of March, 2019.

VERB Technology Company, Inc.,
by its authorized signatory:

/s/ Rory J. Cutaia
Name:	Rory J. Cutaia
Title:	Chief Executive Officer